Exhibit 10.2

BENEFICIAL SHAREHOLDING AGREEMENT

THIS BENEFICIAL SHAREHOLDING AGREEMENT (this “Agreement”) is entered into and made effective as of November 10, 2020 (the “Effective Date”), by and between KOK PIN TAN, a Malaysian citizen (NRIC: 831013-08-5689) (“Tan”), with an address of No. 30, JLN Setia Impian U13/4L Setia Alam, Seksyen U13, 40170 Shah Alam, Selangor, Malaysia, and TEO CHONG CHAN, a Malaysian citizen (NRIC: 830616-06-5113) (“Chan”), with an address of No. 73, Jalan USJ 13/4, 47620 Subang Jaya, Selangor, Malaysia.

RECITALS

WHEREAS, Tan would like Chan to hold ordinary shares of Gem (the “Shares”) on his behalf, and Chan is willing to hold the Shares on Tan’s behalf, upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Beneficial Holding. Chan hereby agrees (i) to hold all of the Shares in equal amounts to the current shareholders of Gem, (ii) any Shares held by him shall be for the sole benefit of Tan, (iii) he will not vote or dispose of the Shares except under the instruction of Tan and (iv) to vote to cause Gem to issue additional Shares at the instruction of Tan.

2.       Consideration to Chan. In consideration of Chan’s agreements set forth in Section 1, Tan will cause Chan to receive equity in a company yet to be determined.

3.       Term. The term of this Agreement shall begin on the Effective Date and continue until terminated by Tan.

4.       Amendment; Waivers. This Agreement may not be amended except by a writing signed by all the parties hereto. The waiver by a party hereto of a breach of, or a default under, any of the provisions hereof, or to exercise any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, or privileges hereunder.

5.       Governing Law. This Agreement will be interpreted, and the rights of the parties hereto will be determined, under the laws of Malaysia without regard to conflict of laws.

6.       Notices. Any notice, request, instruction, or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile to such other persons or addresses as may be designated in writing by the party to receive such notice.

7.       Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

8.       Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof.

9.       Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, legal representatives, and permitted assigns. The parties may not directly or indirectly assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other parties.

10.       Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart (including any facsimile or electronic document transmission of such counterpart) being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

TAN

/s/ Kok Pin Tan
Kok Pin Tan, a Malaysian citizen

CHAN

/s/ Teo Chong Chan
Teo Chong Chan, a Malaysian citizen

Signature Page to Beneficial Shareholding Agreement (Chan)